                             Filed Under Rule 424 (b)(3)
                             Registration Statement No. 333-48415

      SUPPLEMENT NO. 13  TO PROSPECTUS DATED May 5, 1998
                 (AS SUPPLEMENTED May 5, 1998)


AT&T CAPITAL CORPORATION


Medium Term Notes, Series F


Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)


Floating Rate Notes
-----------------------

Interest Rate Per Annum.......Float%

SETTLEMENT DATE:              12/14/98
INITIAL PAYMENT DATE:         3/15/99
MATURITY DATE:           06/14/2000
DAYCOUNT:                ACTUAL/360
INDEX:                   3 Month LIBOR + 1.45%
SOURCE:                  TELERATE PAGE 3750
RESET FREQUENCY:              Quarterly
PAYMENT FREQUENCY:       Quarterly
PAYMENT:                                Quarterly, Pays on March
                         14th, June 14th, September 14th,
                         December 14th or next Good Business
                              Day of each Month. Commencing
3/15/99
INTEREST DETERMINATION:       Quarterly Reset, Paid
                              Quarterly - Source: Telerate p.
3750. 2 London
                              Business Days Prior to Each Reset
Date.
REDEMPTION:                   Non-Call Life
AMOUNT OF SALE:               $173,000,000.00
CUSIP NUMBER:            00206HK37

Date of Sale:            December 9, 1998